UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of principal executive offices, including zip code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On May 11, 2006, David A. Dye, the President, Chief Executive Officer and a director of Computer Programs and Systems, Inc. (the “Company”), announced to the Board of Directors of the Company his intention to resign from his positions as President and Chief Executive Officer of the Company, effective May 17, 2006. Mr. Dye will remain on the Board of Directors and will replace John Morrissey as Chairman of the Board, effective May 17, 2006. Mr. Morrissey will continue to serve as a director. Additionally, Mr. Dye will serve as a consultant to the Company for a period of six months, commencing on May 17, 2006, and will be paid at an annual rate of $110,000 for such services.

In connection with Mr. Dye’s retirement, the Company’s Board of Directors approved, pursuant to the terms of the Company’s 2002 Stock Option Plan (the “Option Plan”), the acceleration of vesting of all of the stock options that had been granted to Mr. Dye in May 2002 under the Option Plan, effective May 17, 2006. The Option Plan and the Company’s form of Non-Qualified Stock Option Agreement for executive officers under the Option Plan are attached as Exhibits 10.3 and 10.4, respectively, to the Company’s Registration Statement on Form S-1 (Registration No. 333-84726). Additionally, Mr. Dye forfeited all of the restricted stock that had been granted to him on January 30, 2006 under the Company’s 2005 Restricted Stock Plan.

(c)	(1) The Board of Directors of the Company elected J. Boyd Douglas to serve as President and Chief Executive Officer of the Company, effective May 17, 2006. Executive officers, such as Mr. Douglas, do not have a fixed term of office and serve at the pleasure of the Board of Directors. There are no arrangements or understandings between Mr. Douglas and any other person pursuant to which he was elected.

Mr. Douglas, age 39, previously served as Executive Vice President and Chief Operating Officer of the Company since July 1999 and has been a director of the Company since March 2002. Mr. Douglas began his career with the Company in August 1988 as a Financial Software Support Representative. From May 1990 until November 1994, Mr. Douglas served as Manager of Electronic Billing, and from December 1994 until June 1999, he held the position of Director of Programming Services. There is no written employment agreement between Mr. Douglas and the Company. The terms of Mr. Douglas’s current compensation arrangements are set forth in Exhibit 10.15 to the Company’s Form 10-K for the year ended December 31, 2005.

(2) The Board of Directors of the Company elected Michael S. Jones to serve as Executive Vice President and Chief Operating Officer of the Company, effective May 17, 2006. Executive officers, such as Mr. Jones, do not have a fixed term of office and serve at the pleasure of the Board of Directors. There are no arrangements or understandings between Mr. Jones and any other person pursuant to which he was elected.

Mr. Jones, age 33, began his career at the Company in 1994 and has served as Director of Networking and Internet Services since August 2000. Previously, Mr. Jones was a Senior Research and Development Analyst in the Company’s Technical R&D Department. There is no written employment agreement between Mr. Jones and the Company. Mr. Jones’s annual base salary will be $400,000, and he will be eligible to receive discretionary bonuses and to participate in the Company’s 2002 Stock Option Plan and 2005 Restricted Stock Plan, as well as the Company’s regular benefit plans and programs. The Compensation Committee of the Company’s Board of Directors has approved a grant of $750,000 of restricted stock to Mr. Jones under the Company’s 2005 Restricted Stock Plan, effective May 17, 2006. The 2005 Restricted Stock Plan (as amended and restated) is attached as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and the Company’s form of Restricted Stock Award Agreement under the 2005 Restricted Stock Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 30, 2006.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1	Press Release dated May 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 17, 2006	By:	/s/ M. Stephen Walker
M. Stephen Walker
Vice President - Finance and Chief Financial Officer